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As filed with the Securities and Exchange Commission on February 13, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

DIGIMARC CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	93-1170830
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

19801 S.W. 72nd Avenue, Suite 100
Tualatin, Oregon 97062
(Address of Principal Executive Offices)

Digimarc Corporation Restated 1999 Stock Incentive Plan
Digimarc Corporation 1999 Employee Stock Purchase Plan
(Full Title of the Plan)

Bruce Davis
President and Chief Executive Officer
Digimarc Corporation
19801 S.W. 72nd Avenue, Suite 100
Tualatin, Oregon 97062
(Name and Address of Agent for Service)

(503) 885-9699
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Gavin B. Grover, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $0.001 par value per share	1,595,992(2)	$18.84	$30,068,489	$2,766.30

Common Stock, $0.001 par value per share	227,999(3)	$18.84	$4,295,501	$395.19

(1)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low price per share of Digimarc Corporation's Common Stock as reported on the Nasdaq National Market on February 7, 2002.

(2)
To be issued in connection with the Digimarc Corporation Restated 1999 Stock Incentive Plan.

(3)
To be issued in connection with the Digimarc Corporation 1999 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed to register 1,595,992 additional shares of the Common Stock, par value $.001 per share, of Digimarc Corporation (the "Company" or the "Registrant") reserved for issuance under the terms of the Digimarc Corporation Restated 1999 Stock Incentive Plan and to register 227,999 additional shares of the Company's Common Stock reserved for issuance under the terms of the Digimarc Corporation 1999 Employee Stock Purchase Plan. The contents of the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Commission")on July 17, 2001 (File No. 333-65256), the contents of the Registration Statement of Form S-8 filed by the Company on July 24, 2000 (File No. 333-42042) and the contents of the Registration Statement on Form S-8 filed by the Company on February 25, 2000 (File No. 333-31114) are hereby incorporated by reference in this Registration Statement.

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

        (a)  The Registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 22, 2002, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

        (b)  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 14, 2001, the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 10, 2001, the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on November 14, 2001, the Registrant's Current Report on Form 8-K, filed on December 7, 2001, and the Registrant's Current Report on Form 8-K, filed on January 3, 2002.

Item 8. Exhibits.

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Exhibits to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, as filed with the Commission on November 14, 2000).
4.2
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of Exhibits to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, as filed with the Commission on November 14, 2000).
4.3
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of Exhibits to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, as filed with the Commission on November 14, 2000).
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of KPMG LLP, Independent Certified Public Accountants.
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (see signature page of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tualatin, State of Oregon, on the 7th day of February 2002.

DIGIMARC CORPORATION
By:	/s/ BRUCE DAVIS Bruce Davis Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Bruce Davis and E.K. Ranjit, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ BRUCE DAVIS Bruce Davis	Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2002
/s/ E.K. RANJIT E.K. Ranjit	Chief Financial Officer (Principal Financial Accounting Officer) and Secretary	February 7, 2002
/s/ GEOFFREY RHOADS Geoffrey Rhoads	Chief Technology Officer and Director	February 7, 2002
/s/ PHILIP MONEGO, SR. Philip Monego, Sr.	Chairman of the Board of Directors	February 7, 2002
/s/ BRIAN J. GROSSI Brian J. Grossi	Director	February 7, 2002
/s/ ALTY VAN LUIJT Alty van Luijt	Director	February 7, 2002
/s/ PETER SMITH Peter Smith	Director	February 7, 2002
John Taysom	Director	February , 2002
/s/ WILLIAM KREPICK William Krepick	Director	February 7, 2002

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Exhibits to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, as filed with the Commission on November 14, 2000).
4.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of Exhibits to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, as filed with the Commission on November 14, 2000).
4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of Exhibits to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, as filed with the Commission on November 14, 2000).
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of KPMG LLP, Independent Certified Public Accountants.
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (see signature page of this Registration Statement).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX